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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) March 9, 1999



                                Tejon Ranch Co.
                (Exact Name of Registrant Specified in Charter)


Delaware                                1-7183               77-0196136
(State or other jurisdiction          (Commission           (IRS Employer
     of incorporation                 File Number)        Identification No.)

4436 Lebec Road, Lebec, California                              93243
(Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code (661) 248-3000


                                 Not Applicable
         (Former name or former address, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets.
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     On February 26, 1999 Registrant completed the purchase of three industrial and commercial buildings in Phoenix Arizona having aggregate rentable square feet of 101,482. The Phoenix property is a cluster of three buildings in a master planned industrial park located near Sky Harbor International Airport and adjacent to the Interstate 10 Freeway. The buildings were built in 1996 and are 100% leased to three tenants under triple net leases expiring in 2002 to 2005. Annualized rentals under the leases currently aggregate $845,000. The leases provide for built in rental escalations which approximate current inflation factors based on the CPI index. The buildings were acquired to complete a tax deferred exchange of real property in which $4,500,000 in proceeds from the sale of land in December 1998 were used together with $4,800,000 borrowed from First Union Bank, with the loan secured by the property acquired.

     The acquisition price resulted from arm's length negotiations between Registrant and The Douglas Allred Company, the seller of the properties, and, from Registrant's point of view, took into account the prices at which other comparable properties had been sold, the amount of rent payable under the leases, the financial strength of the tenants, the age of the buildings, vacancy factors in the area and the overall demographics and financial outlook for the Phoenix area. Based upon information obtained in connection with the transaction, Registrant believes that the rental rates under the leases are consistent with rental rates typically being paid for other comparable properties, that, while other industrial and commercial properties are available in the vicinity of the properties, vacancy rates are low and the Phoenix area is expected to continue to grow in future years. In purchasing the properties, Registrant also considered the patterns of increasing values of properties located near airports, the fact that all operating expenses are payable by the tenants under the leases and that only limited management of the property would be required. The Phoenix Airport and Interstate 10 corridor has also historically been an important part of the industrial market for the Metro-Phoenix area.

     The property acquired was held by the seller as an investment and will be held by Registrant for that purpose as well. The purchase is expected to allow Registrant to improve its current revenue flow. The revenues from the buildings are expected to partially fund on-going real estate activities on Registrant's land and partially offset the ups and downs in Registrant's revenues due to the cyclical nature of the commodity markets where its principal products are sold. The purchase also is expected to allow Registrant to defer federal and state income tax on the proceeds from the December 1998 sale of land.

     The foregoing description of factors considered by Registrant in acquiring the properties involve forward looking statements which may not turn out to be correct. Actual results could differ materially from those in the forward looking statements as a result of over-building of commercial and industrial structures in the area, a significant decline the economy of the Phoenix area or the U.S. generally, changes in the financial condition of the tenants, possible unknown defects in the properties and other factors.
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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
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     (a)  Financial Statements.  Pursuant to subparagraph (a)(4) of Item 7 of
Form 8-K, the financial statements and other information specified by Rule 3-14 of Regulation S-X and the pro forma financial information required by Article 11 of Regulation S-X will be filed by an amendment to this Current Report on Form 8-K within 60 days after the date that this Report is required to be filed.

     (b)  Exhibits.

          EXHIBIT NO. 2. Agreement for Purchase and Sale and Joint Escrow Instructions dated February 2, 1999 between The Douglas Allred Company and Tejon Ranchcorp.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned duly authorized.

                                 TEJON RANCH CO.


Dated:  March 12, 1999           /s/ Allen E. Lyda
                                 Allen E Lyda, Vice-President Finance
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                                 INDEX TO EXHIBITS

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Exhibit No.                Description                                  Sequentially
----------                 -----------                                  ------------
                                                                        Numbered Page
                                                                        -------------
2            Agreement for Purchase and Sale and Joint Escrow                 *
             Instructions dated February 2, 1999 between The  Douglas
             Allred Company and Tejon Ranchcorp.
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______________
*Indicated in the manually signed copy